                                                         Exhibit No. EX-99.j.2.a

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that each of the  undersigned,  being the trustees of the MGI FUNDS (the "Trust"),  a Delaware  statutory  trust,  and the
Trust,  which has filed with the U.S.  Securities and Exchange  Commission  (the
"SEC")  pursuant to the  provisions of the  Securities  Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, a Registration  Statement of the Trust and amendments thereto for the registration under said Acts, of the
Trust,  hereby  constitutes and appoints David M. Goldenberg,  Bruce G. Leto and
Mark A. Sheehan,  as his or her attorney,  with full power of  substitution  and resubstitution,  for and in his or her  name,  place and  stead,  in any and all capacities,  to approve  and sign such  Registration  Statement  and any and all amendments  thereto,  and to file the same, with all exhibits  thereto and other documents in  connection  therewith,  with the SEC,  hereby  granting  unto said attorneys full power and authority to do and perform all and every act and thing requisite  to all intents and purposes as he or she might or could do in person, hereby  ratifying and  confirming  that which said  attorneys may lawfully do or cause to be done by virtue  hereof.  This  instrument  may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the undersigned have herewith set his or her name as of this 17th day of May, 2005.

                                         /s/Barry McInerney
                                         Barry McInerney

                                         /s/Robert Ash
                                         Robert Ash

                                         /s/Adela Cepeda
                                         Adela Cepeda

                                         /s/Harrison M. Bains
                                         Harrison M. Bains